Exhibit 23.0

CONSENT OF MONROE SHINE & CO., INC.

We consent to the incorporation by reference in First Savings Financial Group, Inc.’s Registration Statement No. 333-154417 on Form S-8 of our report dated November 13, 2009 contained in the annual report for the year ended September 30, 2009 appearing in this Form 10-K.

/s/ Monroe Shine & Co., Inc.
New Albany, Indiana
January 11, 2010